GWG HOLDINGS, INC.

RENEWABLE SECURED DEBENTURES

SUBSCRIPTION AGREEMENT

Please complete this form to purchase a Renewable Secured Debenture. Any sections of this form that are incomplete may be returned to your broker-dealer and may delay your purchase of Renewable Secured Debentures.

Once completed, send this Subscription Agreement along with your certified or personal check payable to GWG Holdings, Inc. or wire your deposit to the account listed below, and forward any other documents requested in this agreement to your broker-dealer or to GWG Holdings, Inc. at:

GWG Holdings, Inc.
220 South Sixth Street, Suite 1200
Minneapolis, Minnesota 55402

Wire Instructions:
GWG Holdings, Inc.—Indenture Account
Account: 4809888371
Routing: 091001157
Bank Name: BMO Harris Bank
50 South Sixth Street Suite 1000
Minneapolis MN 55402

GWG HOLDINGS, INC.
RENEWABLE SECURED DEBENTURES SUBSCRIPTION AGREEMENT

1 PURCHASE

INVESTMENT AMOUNT Note: Minimum principal amount of $25,000. Any amount above the minimum principal must be purchased in $1,000 increments.	TERMS AND SUBSCRIPTION AMOUNT (Select one for each debenture):		INTEREST PAYMENT FREQUENCY (Select one for each debenture):	
TOTAL DOLLAR AMOUNT:	Offering Term	Dollar Amount	Monthly*	Annual
	☐ 6 Months		☐	☐**
	☐ 1 Year		☐	☐
	☐ 2 Years		☐	☐
Qualified or Non-Qualified Funds (Must select one)	☐ 3 Years		☐	☐
	☐ 4 Years		☐	☐
☐ Qualified	☐ 5 Years		☐	☐
☐ Non-Qualified	☐ 7 Years		☐	☐

* The monthly payment date is the 15th calendar day (or, if such date is not a business day, then the next business day thereafter).

** Payment date is at the end of the 6 month term.

Note: Form 1099 will be issued annually based upon tax year(s) earnings.

2 OWNERSHIP

Select one form of ownership:

☐ Individual Investor

☐ Corporation, LLC, Partnership, or Trust
Note: Please include a trust resolution or the appropriate corporate or partnership documents authorizing you to make this investment.

☐ IRA, Employee Benefit Plan or other retirement plan

☐ Joint Tenants with right of survivorship
Note: Both joint tenants must sign this agreement.

☐ Tenants in Common
Note: Both joint tenants must sign this agreement.

☐ Other (e.g., custodian for minor)

3 STATEMENTS

All reports, notices and information will be sent to the email address indicated below.
GWG will not share or sell your contact information.

Email Address:

Email Address

☐ I/We decline and GWG will charge me for the hardcopy costs.

4 CERTIFICATION

Under penalties of perjury, I hereby declare and certify that (must initial each box):

Initial — I am a bona fide resident of the state listed in the primary mailing address;

Initial — I have received a copy of the Prospectus, together with any related Prospectus Supplement;

Initial — The social security number or tax identification number listed on this agreement is correct;

Initial — I am not subject to backup withholding, either because the Internal Revenue Service has not notified me that I am subject to backup withholding as a result of a failure to report all interest or dividends or I have been notified that I am no longer subject to backup withholding; and

Initial — I acknowledge that my purchase is subject to the terms contained in the Prospectus, may be rejected in whole or in part, and will not become effective until accepted by GWG. Additionally, I authorize GWG or any of its designees to share any information regarding my investments with the financial professional representing me in this transaction, unless authorization is expressly rescinded by me in writing.

DFM101201V3

5

DIRECT DEPOSIT

DIRECT DEPOSIT ACCOUNT INFORMATION:

☐ I currently receive direct deposit payments from an existing GWG investment. I hereby instruct GWG to deposit all principal and interest payments for this/these new debenture(s) into the same account.

☐ Deposit my payments into the account listed below. ***Note***: Must attach a **VOIDED** check.

ACCOUNT OWNER NAME(S) ☐ CHECKING ☐ SAVINGS ☐ OTHER

BANK ROUTING NUMBER (9 DIGITS)

ACCOUNT NUMBER

BANK NAME

BRANCH LOCATION

Must attach voided check here for direct deposit:


Your Name
Any Street, Any Town
Tel (001) 555-0000
VOID
$

AUTHORIZATION STATEMENT

As the investor of record and authorized signatory of the account listed above, by signing this agreement, I authorize GWG Holdings, Inc., its affiliates, or its agents (collectively referred to hereinafter as "GWG") to deposit interest and principal payments owed to me by initiating account credit entries to my financial institution listed on this form. Further, I authorize my financial institution to accept and to credit any credit entries initiated by GWG to the listed account. In the event of an erroneous credit entry, I also authorize GWG to debit the account for an amount not to exceed the original amount of the erroneous credit. This authorization shall remain in full force and effect until GWG and my financial institution have received written notice from me of its termination in such time and in such manner as to afford GWG and my financial institution reasonable opportunity to act on it. In the event the listed account is closed, I will promptly notify GWG of an alternate account into which payments can be made.

GENERAL SUITABLITY STANDARDS

All investors shall meet or exceed the general suitability standards requiring potential investors to have either: (i) a net worth (not including home, furnishings, and personal automobiles) of at least $70,000 and an annual gross income of at least $70,000, or (ii) a net worth (not including home, furnishings, and personal automobiles) of at least $250,000. Additionally, GWG's suitability standards also require that a potential investor (1) can reasonably benefit from an investment in us based on such investor's overall investment objectives and portfolio structuring; (2) is able to bear the economic risk of the investment based on the prospective debenture holder's overall financial situation; and (3) has apparent understanding of (a) the fundamental risks of the investment, (b) the risk that such investor may lose his or her entire investment, (c) the lack of liquidity of the debentures, (d) the qualifications of any advisor in our selling group who is recommending an investment in the debentures, and (e) the tax consequences of the investment.

By signing this Subscription Agreement the Investor hereby acknowledges and affirms that he or she meets or exceeds the general suitability requirements described above, and if the Investor resides in one of the states listed below - then the Investor hereby acknowledges and affirms to either meet or exceed the elevated suitability standards of that state.

6

SUITABILITY REQUIREMENTS

State	Elevated Suitability Requirements
Arizona and North Dakota	Investors must have either (i) a minimum of $150,000 (or $200,000 when combined with a spouse) in gross income during the prior year and a reasonable expectation that the investor will have at least such income in the current year, or (ii) a minimum net worth of $350,000 (or $400,000 when combined with a spouse), exclusive of home, home furnishings and automobiles, with the investment in debentures offered hereby not exceeding 10% of the net worth of the investor (together with a spouse, if applicable).
Idaho	It is recommended by the Idaho Department of Finance that Idaho investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar investments which may be considered speculative. Liquid net worth is defined as that portion of net worth consisting of cash, cash equivalents and readily marketable securities.
Kansas	It is required by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in the securities of the company and other similar programs to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with Generally Accepted Accounting Principles.
Kentucky	Investors are required to have either (i) a minimum gross annual income of $100,000 and a minimum net worth (excluding the value of homes, furnishings, and personal automobiles) of $150,000, or (ii) a minimum net worth (excluding the value of homes, furnishings, and personal automobiles) of $250,000.
Massachusetts	Investors must be "accredited investors" as that term is defined in Rule 501(a) under the Securities Act of 1933 and investors must limit their aggregate investment in the securities of the company and other similar programs to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with Generally Accepted Accounting Principles.
Iowa, Maine, New Jersey, South Carolina, and Washington	Investors must be "accredited investors" as that term is defined in Rule 501(a) under the Securities Act of 1933.
Oregon	Investors must be "accredited investors" as that term is defined in Rule 501(a) under the Securities Act of 1933. Automatic renewal feature unavailable to Oregon investors on renewal terms that exceed six months in duration.

GWG HOLDINGS, INC.
RENEWABLE SECURED DEBENTURES SUBSCRIPTION AGREEMENT

The undersigned Subscriber, desiring to purchase GWG Renewable Secured Debentures pursuant to the Prospectus (which term includes all exhibits and supplements thereto and any amendments thereof) of GWG Holdings, Inc. a Delaware corporation (the "Company"), by executing this Signature Page, hereby agrees to be bound by all terms of this Subscription Agreement, and further hereby executes, adopts, makes, confirms and agrees to all terms, conditions, representations and warranties of this Subscription Agreement.

7 INDIVIDUAL OR JOINT SUBSCRIBERS

INDIVIDUAL CONTACT INFORMATION

(This portion should be completed only if Subscriber(s) are either one or two individual persons)

PRINT NAME OF SUBSCRIBER | *PRINT NAME OF CO-SUBSCRIBER (IF APPLICABLE)*

SUBSCRIBER DATE OF BIRTH (MM/DD/YY) | *CO- SUBSCRIBER DATE OF BIRTH (MM/DD/YY)*

SUBSCRIBER SOCIAL SECURITY NUMBER | *CO-SUBSCRIBER SOCIAL SECURITY NUMBER*

MAILING ADDRESS

INDIVIDUAL

CITY | *STATE* | *ZIP*

SUBSCRIBER PRIMARY PHONE | *SUBSCRIBER SECONDARY PHONE* | *EMAIL ADDRESS*

SIGN HERE *SIGNATURE OF SUBSCRIBER* | SIGN HERE *SIGNATURE OF CO-SUBSCRIBER (IF APPLICABLE)*

DATE SIGNED (MM/DD/YY) | *DATE SIGNED (MM/DD/YY)*

8 ENTITY

ENTITY CONTACT INFORMATION

(This portion should be completed when the Subscriber is a Trust, LLC, Custodian, or other legal entity)

NAME OF SUBSCRIBER- ENTITY

SUBSCRIBER DATE OF INCORPORATION OR DECLARATION OF TRUST (MM/DD/YY)

TAX ID OF SUBSCRIBER

MAILING ADDRESS

CITY | *STATE* | *ZIP*

ENTITY

PRIMARY PHONE

FOR THE BENEFIT OF:

NAME OF SUBSCRIBER'S CLIENT

CLIENT INFORMATION:

EMAIL ADDRESS

MAILING ADDRESS

CITY | *STATE* | *ZIP*

CLIENT

PRIMARY PHONE

PRINT NAME OF AUTHORIZED SIGNOR AND TITLE

SIGN HERE *AUTHORIZED SIGNATURE*

DATE SIGNED (MM/DD/YY)

STAMP HERE IF APPLICABLE

PRINT NAME OF INVESTOR

SIGN HERE *INVESTOR SIGNATURE*

DATE SIGNED (MM/DD/YY)

**** If investor is not a United States citizen, furnish IRS Form W-8BEN with this Subscription Agreement.****

ADVISOR CERTIFICATION

Based on the information obtained from the Subscriber concerning his or her investment objectives, his or her other investments, and his or her financial situation and needs, the undersigned Advisor has reasonable grounds to believe that an investment in the debenture of the company is suitable for the Subscriber. Prior to the Subscriber executing this Subscription Agreement, the undersigned Advisor has informed the Subscriber of any compensation the undersigned Advisor shall receive on the account of the sale of the Debentures herein and all pertinent facts relating to an investment in the Debentures, including the risk factors disclosed in the Prospectus. The undersigned believes that the representations and warranties expressed hereinabove are true and correct.

9 FOR COMPLETION BY ADVISOR

Is this investment a Fee Based Account? ☐ Yes ☐ No

ADVISOR

FIRM

MAILING ADDRESS

CITY | STATE | ZIP

ADVISOR PRIMARY PHONE | ADVISOR SECONDARY PHONE | EMAIL ADDRESS

SIGN HERE

ADVISOR SIGNATURE

ADVISOR

10 FOR COMPLETION BY BROKER-DEALER/RIA

NAME OF BROKER-DEALER/RIA

PRINTED NAME OF AUTHORIZED BROKER-DEALER/RIA

SIGN HERE

BROKER-DEALER/RIA SIGNATURE

BROKER-DEALER/RIA

11 FOR COMPLETION BY GWG

SUBSCRIPTION ACCEPTED BY THE COMPANY

STAMP HERE